Exhibit 32.1

CERTIFICATIONS OF PERIODIC REPORT

I, Gregory Trudel, President and Chief Executive Officer of Encision Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

•	this to the Annual Report on Form 10-K of the Company for the annual period ended March 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  July 15, 2024

/s/ Gregory Trudel
Gregory Trudel President and CEO

I, Mala Ray, Controller, Principal Accounting Officer and Principal Financial Officer of Encision Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

•	This to the Annual Report on Form 10-K of the Company for the annual period ended March 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

  Dated:  July 15, 2024

/s/ Mala Ray
Mala Ray Controller, Principal Accounting Officer and Principal Financial Officer